    As filed with the Securities and Exchange Commission on October 25, 1995
                                                     Registration No. 33-41204
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ________________________

                             AMENDMENT NO. 1 TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                      Under The Securities Act of 1933

                           ________________________

                              POE & BROWN, INC.
           (Exact name of registrant as specified in its charter)

                 Florida                                  59-0864469
       (State or other jurisdiction         (I.R.S. Employer Identification No.)
    of incorporation or organization)

220 S. Ridgewood Avenue, Daytona Beach, Florida             32114
   (Address of Principal Executive Office)                (Zip Code)

                              POE & BROWN, INC.
                      1990 EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan)

                           ________________________

                        Laurel J. Lenfestey, Esquire
                Vice President, Secretary and General Counsel
                              Poe & Brown, Inc.
                     401 East Jackson Street, Suite 1700
                            Tampa, Florida 33602
                   (Name and address of agent for service)

                               (813) 222-4100
        (Telephone number, including area code, of agent for service)

                      Copies of all communications to:

                          Michael L. Jamieson, Esq.
                              Holland & Knight
                           400 North Ashley Drive
                                 Suite 2000
                            Tampa, Florida 33602

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

                       CALCULATION  OF REGISTRATION  FEE

                                                           Proposed           Proposed
           Title of                    Amount               maximum           maximum          Amount of
          securities                    to be           offering price       aggregate       registration
       to be registered              Registered            per unit*      offering price*         fee*
  Common stock, par value
   $0.10 per share. . . . . .      250,000  shares          $24.63           $3,694,500          $1,274

* Estimated solely for the purpose of calculating the registration fee. The fee for the 150,000 additional shares registered hereby is calculated upon the basis of the average between the high and low sales price for shares of common stock of the registrant as reported on The Nasdaq Stock Market on October 23, 1995.
==============================================================================

                               POE & BROWN, INC.

                         250,000 SHARES OF COMMON STOCK
                            PAR VALUE $.10 PER SHARE

                            ________________________


                            OFFERED PURSUANT TO THE
                               POE & BROWN, INC.
                       1990 EMPLOYEE STOCK PURCHASE PLAN

                            ________________________


         The contents of the registration statement on Form S-8 of Poe & Brown, Inc. (formerly named Poe & Associates, Inc.), registration number 33-41204 (the "Registration Statement"), are hereby incorporated by reference. The Registration Statement is hereby amended solely to increase the number of shares registered under the Poe & Brown, Inc. 1990 Employee Stock Purchase
Plan from 100,000 to 250,000 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on October 25, 1995.

                                       POE & BROWN, INC.


                                       By:              *
                                          -----------------------------------
                                          J. Hyatt Brown, President and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                                 Title                                Date
             ----------                                 -----                                ----
                 *                    President, Chief Executive Officer,              October 25, 1995
 ----------------------------------   Chairman of the Board (Principal
 J. Hyatt Brown                       Executive Officer)




  /s/ James A. Orchard                Chief Financial Officer (Principal               October 25, 1995
 ----------------------------------   Financial and Accounting Officer)
 James A. Orchard


                 *                    Director                                         October 25, 1995
 ----------------------------------
 Samuel P. Bell, III


                 *                    Director                                         October 25, 1995
 ----------------------------------
 Bruce G. Geer


                 *                    Director                                         October 25, 1995
 ----------------------------------
 Jim W. Henderson


                 *                    Director                                         October 25, 1995
 ----------------------------------
 Kenneth E. Hill



                 *                    Director                                         October 25, 1995
 ----------------------------------
 Theodore J. Hoepner


                 *                    Director                                         October 25, 1995
 ----------------------------------
 Charles W. Poe


                 *                    Director                                         October 25, 1995
 ----------------------------------
 William F. Poe, Sr.


                 *                    Director                                         October 25, 1995
 ----------------------------------
 William F. Poe, Jr.


 *By: /s/ Laurel J. Lenfestey                                                          October 25, 1995
     ------------------------------
     Laurel J. Lenfestey,
     Attorney-in-Fact


                               INDEX OF EXHIBITS


 5                   -      Opinion of Holland & Knight

 23.1                -      Consent of Ernst & Young LLP
 23.2                -      Consent of Holland & Knight (contained in Exhibit 5)

 24.1                -      Powers of attorney, pursuant to which this Amendment has been signed on behalf of certain directors and officers

 24.2                -      Resolutions of the Board of Directors, certified by the Secretary of the Company